Exhibit 2.3
              AGREEMENT AND PLAN OF MERGER OF PAWLING SAVINGS BANK
             WITH AND INTO FIRST NATIONAL BANK OF THE HUDSON VALLEY

     THIS AGREEMENT AND PLAN OF MERGER (this "Bank Merger Agreement"), dated as of December 16, 1997, is adopted and made by and between FIRST NATIONAL BANK OF THE HUDSON VALLEY ("Hudson Valley"), a national banking association, and PAWLING SAVINGS BANK ("Pawling"), a New York state-chartered stock savings bank, each acting pursuant to resolutions adopted by the vote of a majority of its board of directors.

                                   WITNESSETH

     WHEREAS, Hudson Valley is a national banking association organized and existing under the laws of the United States, the authorized capital stock of which consists of 1,000,000 shares of common stock, par value $5.00 per share, 347,380 shares of which are issued and outstanding and owned by Hudson Chartered Bancorp, Inc. ("Hudson Chartered"), 5,000 shares of Class A perpetual noncumulative preferred stock, par value $1,000 par value per share, all of which are issued and outstanding and owned by Hudson Chartered, and 475,000 shares of 7.25% noncumulative convertible preferred stock, Series B, par value $1.00 per share, all of which are issued and outstanding and owned by Hudson Chartered;

     WHEREAS, Pawling is a stock savings bank organized and existing under the laws of the State of New York, the authorized capital stock of which consists of
(i) 1,500,000 shares of common stock, par value $1.00 per share ("Pawling Common Stock"), one share of which is issued and outstanding and owned by Progressive Bank, Inc. ("Progressive"), and 1,000,000 shares of preferred stock, par value $1.00 per share ("Pawling Preferred Stock"), none of which are issued or outstanding;

     WHEREAS, Hudson Chartered, Progressive, Hudson Valley and Pawling have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") that contemplates the contemporaneous mergers of Hudson Chartered with and into Progressive pursuant to a Plan of Merger and of Pawling with and into Hudson Valley pursuant to this Bank Merger Agreement;

     WHEREAS, the respective Boards of Directors of Hudson Valley and Pawling deem the merger of Pawling with and into Hudson Valley, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective institutions and their respective shareholders, and the respective Boards of Directors of Hudson Valley and Pawling have adopted resolutions approving this Bank Merger Agreement and each of the Boards of Directors of Hudson Valley and Pawling has directed that this Bank Merger Agreement be submitted to their respective shareholders for approval;

     WHEREAS, approval of this Bank Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the common stock of each of Hudson Valley and Pawling;

     WHEREAS, Hudson Chartered, as the sole shareholder of Hudson Valley, has approved this Bank Merger Agreement; and

     WHEREAS, Progressive, as the sole shareholder of Pawling, has approved this Bank Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   BANK MERGER

       Subject to the terms and conditions of this Bank Merger Agreement, on the Effective Date (as hereinafter defined), Pawling shall be merged with and into Hudson Valley pursuant to the provisions of, and with the effect provided in, 12 U.S.C. ss. 215a and 1828(c) (said transaction being hereinafter referred to as the "Bank Merger"). On the Effective Date, the separate existence of Pawling shall cease and Hudson Valley, as the surviving entity, shall continue its existence under the name "Premier National Bank" unaffected and unimpaired by the Bank Merger, and shall be liable for all the liabilities of Pawling existing at the Effective Date (Hudson Valley as existing on and after the Effective Date being hereinafter sometimes referred to as the "Surviving Bank"). The main office of the Surviving Bank shall be located at the main office of Hudson Valley, and branch offices thereof will be located at the locations set forth on Annex A hereto. After the Effective Date, the Surviving Bank shall continue to maintain in accordance with the requirements of applicable laws and regulations the liquidation accounts previously maintained by Pawling and any predecessor institutions.

                                   ARTICLE II
                       ARTICLES OF ASSOCIATION AND BY-LAWS

     The Articles of Association and By-Laws of the Surviving Bank shall be the Articles of Association and By-Laws of Hudson Valley in effect immediately prior to the Effective Date, as the same may be subsequently amended as provided therein.

                                   ARTICLE III
                        BOARD OF DIRECTORS AND MANAGEMENT

     1. On the Effective Date, the Board of Directors of the Surviving Bank shall consist of 20 persons, 10 of whom shall be persons named by the Board of Directors of Progressive and 10 of whom shall be persons named by the Board of Directors of Hudson Chartered. If prior to the Effective Date (i) any of the individuals named by either Progressive or Hudson Chartered to serve on the Board of Directors of the Surviving Bank following the Effective Date becomes unable or unwilling to serve as a director of the Surviving Bank, or (ii) either Progressive or Hudson Chartered determines to replace an individual named by such party to serve on the Board of Directors of the Surviving Bank, the party that designated such individual may name a replacement to become a director of the Surviving Bank after the Effective Date. It is intended by the parties hereto that, from and after the Effective Date, T. Jefferson Cunningham III shall serve as Chairman of the Board and Chairman of the Executive Committee of the Board of the Surviving Bank, Peter Van Kleeck shall serve as President and Chief Executive Officer of the Surviving Bank, and John C. VanWormer shall serve as Vice Chairman of the Surviving Bank, each to serve until their successors are duly elected and qualified. All other officers of the Surviving Bank shall be appointed by the Board of Directors of the Surviving Bank pursuant to the By-Laws thereof.

                                   ARTICLE IV
                                    CAPITAL

     The shares of capital stock of Hudson Valley issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

                                    ARTICLE V
                           CANCELLATION AND CONVERSION
                                OF PAWLING SHARES

     1. On the Effective Date, each share of Pawling Common Stock and Pawling Preferred Stock outstanding immediately prior to the Effective Date shall by virtue of the Bank Merger be canceled and no cash, stock or other property shall be delivered in exchange therefor.

     3. On the Effective Date, the stock transfer books of Pawling shall be closed and no transfer of Pawling Common Stock shall thereafter be made or recognized.

                                   ARTICLE VI
                        EFFECTIVE DATE OF THE BANK MERGER

     The Bank Merger shall be effective at the time and on the date upon which the Bank Merger is permitted to occur by the Office of the Comptroller of the Currency (such date and time being herein referred to as the "Effective Date").

                                   ARTICLE VII
                               FURTHER ASSURANCES

     If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of Pawling, or otherwise carry out the provisions hereof, the proper officers and directors of Pawling, as of the Effective Date, and thereafter the officers of the Surviving Bank acting on behalf of Pawling, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

     The obligations of Pawling and Hudson Valley to effect the Bank Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

                                   ARTICLE IX
                                   TERMINATION

     Anything contained in this Bank Merger Agreement to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Pawling or Hudson Valley, this Bank Merger Agreement may be terminated and the Bank Merger abandoned as provided in the Reorganization Agreement. In the event the Reorganization Agreement is terminated pursuant to the terms thereof, this Bank Merger Agreement shall become void and have no effect.

                                    ARTICLE X
                                  MISCELLANEOUS

     1. This Bank Merger Agreement may be amended or supplemented at any time by mutual agreement of Pawling and Hudson Valley. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors.

     2. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Bank Merger Agreement.

     3. This Bank Merger Agreement may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

     4. This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent federal law may be applicable.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Bank Merger Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


ATTEST                            FIRST NATIONAL BANK OF THE HUDSON
                                  VALLEY



---------------------------       By: ------------------------------
Kathy D. Seaboldt                     John C. VanWormer
Assistant Secretary                   President and Chief Executive
                                        Officer


(SEAL)


ATTEST:                           PAWLING SAVINGS BANK



---------------------------       By: ------------------------------
Beatrice D. Parent                    Peter Van Kleeck
Corporate Secretary                   President and Chief Executive
                                        Officer


(SEAL)

  STATE OF NEW YORK )
                    )                ss:
  COUNTY OF DUTCHESS)


  On this 16th day of December, 1997, before me, a notary public for this state and county, personally came John C. VanWormer, as President and Chief Executive Officer, and Kathy D. Seaboldt, as Assistant Secretary, of First National Bank of Hudson Valley, and each in his or her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it be its seal.

  WITNESS my official seal and signature this day and year.



                        -----------------------------------------
  (Seal of Notary)      Notary Public,                      County
                                      ----------------------
                        My commission expires
                                             --------------------



  STATE OF NEW YORK )
                    )  ss:
  COUNTY OF DUTCHESS)


  On this 16th day of December, 1997, before me, a notary public for this state and county, personally came Peter Van Kleeck, as President and Chief Executive Officer, and Beatrice D. Parent, as Corporate Secretary, of Pawling Savings Bank, and each in his or her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it be its seal.

  WITNESS my official seal and signature this day and year.





                        -----------------------------------------
  (Seal of Notary)      Notary Public,                      County
                                      ----------------------
                        My commission expires
                                             --------------------

                                     ANNEX A
                     LIST OF BRANCHES OF THE SURVIVING BANK